Exhibit 10.19

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CONTRACT GRANTING STATE-OWNED LAND USE RIGHT

Wuxi/State Land/Resource/Grant/Contract No. (2005)

The Parties, in accordance with the “Law of the People’s Republic of China on Land Administration (1998), “Law of the People’s Republic of China on Administration of Urban Real Properties (1994), and other applicable laws and regulations implemented by the State and Wuxi City, Jiangsu Province, based on the principle of equality, free will, compensation and integrity, hereby agree to sign this Contract Granting State-Owned Land Use Right.

Chapter 1 General Principles

Article 1.	Parties to the Contract. The Parties to this Contract are:

Grantor:	Wuxi Land Resource Administration Bureau
No. 5 Tianshan Road
Wuxi City, Jiangsu Province,
PRC 214028
Fax: (0510) 521-0994
Legal Representative: Wang Yunhe, Director

(hereinafter referred to as “Party A”)

Grantee:	Genencor (Wuxi) Bio-Products Co., Ltd.
27 Tonghui Road (West)
Wuxi City, Jiangsu Province
PRC 214035
Fax: (0510) 370-9726
Legal Representative: John J. Gell, Chairman

(hereinafter referred to as “Party B”)

Article 2. Defined Terms. The following terms, when used in capitalized form, shall have the following indicated meanings. Other terms are defined elsewhere in this Contract.

(1)	“Base Size” shall have the meaning as defined in Article 4(2).

(2)	“Certificate of Land Use Right” means the Certificate of People’s Republic of China for State-Owned Land Use Right to be granted upon registration by Party B, as described in Article 17.

(3)	“Contract” means this Contract Granting State-Owned Land Use Right, including all Appendices.

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(4)	“Easement” means certain right or privilege that exists or is granted to allow the holder of easement to access to the Land or otherwise use of it, which, absent of easement, would be an unlawful trespass.

(5)	“Land” means the parcel of land which is the subject of this Contract and described in Article 4.

(6)	“Land Use Right” means the right (a) to occupy, use and derive benefit from the Land during the term and for the industrial purposes described in this Contract, including, without limitation, conducting activities of research, development, production and sale of and providing post-sale technical consulting services for enzyme and other bio-engineered products; and (b) to transfer, mortgage, lease and otherwise dispose of the rights; in all cases to the full extent provided by, but subject to, applicable law, and without interference from any third party; provided, however, that the ownership of the Land belongs to the State, the State has the jurisdiction and administrative power granted by the Constitutional Law and other laws, and other rights and interests required for advancement of social and public interests and benefits, and the right to use the Land does not extend to underground resources, objects buried thereunder and urban public utilities pertaining to the Land.

(7)	“Party” or “Parties” refers to Party A and Party B.

(8)	“Land Map” shall have the meaning as defined in Article 4(1).

(9)	“PRC” means The People’s Republic of China.

(10)	“RMB” means the Chinese currency - Renminbi.

(11)	“WND” means Wuxi National New and High-Tech Industrial Development Zone.

Article 3. Agreement for Grant. Party A hereby agrees to grant, and does hereby grant to Party B the Land Use Right for the Land, all in accordance with the terms and conditions of this Contract.

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Chapter 2 The Land; Delivery; Payment of Grant Fee

Article 4. Location and Size.

(1)	Location. The Land is located in Wuxi New District and is composed of two lots of (i) North Portion of Lot 48 and (ii) east portion of Lot at Jingxinbian. The location of the Land is shown on the Land Map (“Land Map”) attached hereto as Appendix A. As confirmed by the survey conducted pursuant to Article 13, Party A has issued the Land Map based on the survey map verified in writing by the parties. Such a Land Map shall become a part of this Contract.

(2)	Size. The total area of the Land is Eighty Nine Thousand Six Hundred and Seventy One point Thirty (89,671.30) square meters (“Land Size”) (total approximate size in square meters for Lot No. 48 is 76,239.50; Jingxinbian Accessory Lot is 13,431.80). The actual area of the Land has been determined by the survey conducted in accordance with Article 13.

Article 5. Nature of Use.

(1)	The Land is granted for industrial use. Party A will use the Land for the construction of and use or cause to be used as an industrial facility for the research, development, production and sale of, and providing post-sale technical consulting services for enzyme and other bio-engineered products, for purposes normally associated with such use, and for all other industrial uses as are permitted by applicable law (“Project”).

(2)	Party B shall comply with all applicable laws in its use of the Land.

(3)	During the term of this Contract, Party B shall use the Land in accordance with the approved overall urban plan for the area in which the Land is located, and with the “Land Use Conditions,” as specified in Article 14 on this Contract. If Party B wishes to alter the use of the Land or the Land Use Conditions, Party B shall obtain Party A’s consent (and Party A shall be reasonable in giving its consent). Thereafter, in accordance with the relevant regulations, the Parties shall prepare and sign an amendment to this Contract, or prepare and sign a new Contract for Grant of State-Owned Land Use Right, incorporating the changes.

Article 6. Delivery.

(1)	Immediately upon execution of this Contract by both Parties, Party A shall deliver to Party B the exclusive physical possession of the Land and the full right to occupy, use and conduct construction and all other activities on the Land

(2)	Party A shall deliver, or cause to be delivered, the Certificate of People’s Republic of China for State-Owned Land Use Right in the manner and at the times provided in

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Article 17, naming Party B or its designated affiliate in China, the rightful owner of the Land Use Right.

Article 7. Duration. Unless extended in the manner provided in Article 24, the duration of the Land Use Right granted pursuant to this Contract shall be [ * * * ] years, commencing on the date when the Land is delivered (“Term”).

Article 8. Price. The price to be paid by Party B for the grant of the Land Use Right under this Contract (the “Grant Fee”) shall be RMB [ * * * ] per square meter. The total amount of the Grant Fee based on the size of 89,671.30 square meters is RMB [ * * * ] .

Article 9. Payment. Party B shall pay or cause to be paid for it the Grant Fee in accordance with the following schedule:

(1)	[ * * * ] of the Grant Fee shall be paid as earnest money within [ * * * ] following the execution of this Contract.

(2)	[ * * * ] of the Grant Fee shall be paid within [ * * * ] upon the issuance to Party B of the Construction Permit that allows Party B to commence the construction on the Land.

(3)	The remaining balance of the Grant Fee shall be paid on or before [ * * * ] .

Notwithstanding the foregoing, Party B may, at its sole discussion, accelerate the payment of the remaining balance of the Grant Fee in full at any time.

Article 10. Method of Payment. All payments of the Grant Fee shall be made by wire transfer or transfer checks, as Party B determines at its sole discretion, of immediately available funds to an account of Party A, as specified immediately after the signature of Party’s representative at the end of this Contract. Party A shall issue a receipt for each payment made by Party B within three (3) days following such payment, except with respect to the final payment, for which the receipt will be issued simultaneously with the payment. The receipts shall be in a form and substance authorized by the applicable Finance Bureau.

Article 11. Currency. If Party B pays the Grant Fee and other fees to Party A in US Dollars instead of RMB, the US Dollar amount shall be converted into RMB based on the average of the purchasing and selling swap rates quoted by the People’s Bank of China at the date which is one day before the signing of the Contract.

Article 12. [ * * * ]. With the exception of [ * * * ] , [ * * * ] , or in connection with Party B’s continuing Land-Use Right to enjoy the same. Without limiting the generality of the preceding sentence, [ * * * ] except for [ * * * ] .

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Chapter 3 Development of the Land; Construction

Article 13. Survey. Party A and Party B have caused a survey to be taken of the Land by a professional land surveyor firm selected by Party B and reasonably satisfactory to both Parties. The Land Map, as confirmed by survey, determine the position of and place each boundary post as specified and demarcated in the Land Map to be issued officially, and determine the actual size of the Land in square meters. The boundary posts may not be moved by anyone without approval. In the event any boundary posts are destroyed or moved, Party B shall send written notice to the local land administration and apply for re-measuring and re-installing the destroyed or moved boundary posts to their original positions. Party A shall be responsible for the costs of the above referenced survey.

Article 14. Construction Standards and Restrictions. Party B shall comply with the following requirements during the construction of buildings on the Land within the scope of the Land:

(1)	The stipulated character of the main building(s): Industrial facility.

(2)	The annex buildings (such as offices, cafeteria, warehouse, transformer stations, etc.): General annex facility.

(3)	Building density (site coverage): ≤ 50%.

(4)	Building accommodation (permitted number of floors) ratio: ≤ 1.2.

(5)	Height limit of building(s): ≤ 36M.

(6)	Common sidewalk (including janitor station): ≥ 8M.

(7)	Indent to fence (from Official Land): ≥ 2M.

(8)	Rate of green areas: ≥ 30%.

Any other requirements relating to the buildings to be constructed by Party B on the Land shall comply with the approved plan documents. Party B shall carry out such development and construction works on the Land in accordance with the foregoing requirements and the approved requirements of the construction plan and design of the project.

Article 15. Beginning Construction. Party B shall begin construction of the Project at the Land within [ * * * ] following the later of (a) the satisfaction of the conditions precedent

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described in Article 22; or (b) issuance of construction permit. For these purposes, to “begin construction” includes site-preparation work. This Article 15 is subject to the provisions of Chapter 6 concerning force majeure.

Article 16. Completing Construction. In considering the special requirements for construction necessitated by the Industry of Party B, Party B may substantially complete the construction of the Project at the Land within [ * * * ] following commencing construction, subject to the provisions of Chapter 6 concerning force majeure, and subject to Party B’s right to an equitable extension of time in the event Party A contributes to a delay.

Article 17. Registration; Certificate. When Party B has made the final payment of the Grant Fee, Party B shall, in accordance with applicable law, apply for registration of the Land Use Right for the Land. If Party B submits all required documents and follows all required formalities, within [ * * * ] after receiving Party B’s application for registration, Party A shall, in accordance with applicable law, deliver to Party B the “Certificate of People’s Republic of China for State-Owned Land Use Right” for the Land.

Article 18. Taking of the Land. [ * * * ] . Under special circumstances, [ * * * ] . If Party A exercises this right, [ * * * ] .

Chapter 4 Representations, Warranties and Additional Covenants

Article 19. Representations, Warranties and Additional Covenants of Party B. Party B hereby represents, warrants and covenants to Party A as follows. Any exceptions or qualifications to any of the following are either clearly provided elsewhere in this Contract, or are set forth on Appendix C.

(1)	Organization. Party B is a legal entity duly organized and validly existing under the laws of the PRC.

(2)	Authority. Party B has full corporate power and authority to enter into and perform this Contract.

(3)	Binding Agreement. Party B has taken all necessary corporate action to authorize the execution and performance of this Contract, and this Contract constitutes the legal, valid and binding obligation of Party B, enforceable against Party B in accordance with its terms.

(4)	No Conflict. The execution and performance of this Contract by Party B does not and will not contravene, conflict with or constitute a breach or default under Party B’s Articles of Association, any resolution adopted by Party B’s board of directors, or any material agreement or instrument to which Party B is bound.

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(5)	No Approvals. Except for those approvals and consents described on Appendix C attached hereto, Party B is not required to obtain the consent or approval of any governmental agency or other third party in order to execute and perform its obligations under this Contract.

(6)	Efforts. Party B shall act in good faith and use reasonable efforts to obtain the approvals and permits necessary to proceed with its planned project.

Article 20. Representations, Warranties and Additional Covenants of Party A. Party A hereby represents, warrants and covenants to Party B as follows. Any exceptions or qualifications to any of the following are either clearly provided elsewhere in this Contract or are set forth on Appendix B.

(1)	Authority to Grant the Land Use Right.

(a)	Party A is the government authority in charge of land administration, including the granting of land use rights, and is authorized to make the grant of Land Use Right for the Land to Party B and to issue, or caused to be issued, the Certificate of Land Use Right for the Land.

(b)	With respect to the Land, Party A has completed all actions and has received all of the statutorily required approvals necessary for the requisitioning of farm land and the conversion of the Land to construction land in accordance with the Law on Land Administration of the PRC and all other applicable laws. The annual construction land use plan that authorizes the conversion of the Land from farm land to industrial land has been duly approved by all of the duly authorized government land administration authorities as required by all and any of the applicable laws and regulations and the conversion of the Land is consistent with duly approved and overall land use plan and overall urban plan.

(c)	The Land Use Rights for the Land will be granted to Party B free and clear of all liens, mortgages, claims or interests of any third party, including, without limitation, all persons currently or formerly residing on and/or making use of the Land. Following the grant of the Land Use Right, Party B’s peaceful enjoyment of the Land will not be interfered with by any person claiming any right or interest associated with the Land, excluding any right or interest resulting from Party B’s actions arising after the grant of the Land Use Right to Party B.

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(d)	Following the grant of the Land Use Right to Party B and Party B’s payment of the full amount of the Grant Fee, the Land Use Right for the Land will be fully and freely transferable by Party B, including by way of mortgage or lease, in accordance with and subject to applicable law and the following (unless otherwise agreed by Party A and Party B):

(i)	Party B must have completed construction of the Project consistent with the plans for the construction and applicable laws, and must have invested at least [ * * * ] of the total investment planned for the building construction on the Land in connection with the Project (“Construction Budget”), except with respect to a mortgage securing a construction loan for the facility to be constructed on the Land.

(ii)	In the case of an assignment of the Land Use Right, a mortgage of the Land Use Right, or a lease of the Land Use Right for a term greater than six months, the agreement between Party B and the transferee, mortgagee or lessee, as the case may be, must be in writing, must be consistent with all applicable laws and regulations and with the requirements of this Contract, must include within its scope both the Land Use Right and any buildings and annex facilities, and must be submitted to the applicable land management authority for registration within thirty (30) days following its execution.

(iii)	After the land-use right assignment, the rights and obligations stated in the Contract and relative registration documents shall be transferred accordingly, the term of the land-use right will be a remainder after the deduction of actual years used. In the case of Party B leasing out all or part of the Land Use Right under this Contract, Party B shall retain the rights and assume obligations as stipulated in the Contract and relative registration documents.

(iv)	When the Land Use Right is transferred, leased or mortgaged, the building(s) on the land and other annex facilities shall be transferred, leased or mortgaged accordingly. When any of the buildings on the land and other annex facilities are transferred, leased or mortgaged, land-use-right for the underlying land shall be transferred, leased or mortgaged accordingly.

(v)	When transfer, lease or mortgage of the Land Use Right occurs, both sides shall submit the Contract, the relative contract of transfer, lease or mortgage and Certificate of Land Use to the Land Management

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Authority for land registration within thirty (30) days after signing a contract of transfer, lease or mortgage.

(2)	Characteristics of the Land.

(a)	Except as may be identified in Article 5 or the Land Use Conditions, and subject to the laws, regulations and rules of the People’s Republic of China of general applicability, there are no restrictions affecting the uses of permitted at the Land or the construction of building thereon.

(b)	There are no Easements (including underground Easements for pipelines or other infrastructures), under or affecting the Land.

(c)	Any prior use of the Land has complied with all environmental laws and regulations, and no chemical, radioactive or toxic materials have ever been buried, spilled, leaked, discharged or otherwise released on the Land.

Chapter 5 Effectiveness, Modification, Extension and Termination

Article 21. Effectiveness. This Contract shall become effective when both of the following have occurred:

(1)	This Contract has been signed by the legal representatives or authorized representatives of both Party A and Party B; and

(2)	The plan of grant for the Land has been approved by Wuxi municipal government.

Article 22. Conditions Precedent. The obligations of the Parties to proceed with the performance of this Contract shall be subject to the satisfaction (or written waiver) of the following conditions precedent:

(1)	The Ministry of Commerce or its duly authorized local authority in charge at provincial and municipal level (“Approving Authority”) has approved Party B’s project proposal for the new facility at the Land.

(2)	Party B has executed a binding contract with Wuxi Land Purchase and Reserve Center for the transfer of Party B’s land use rights and facilities at its current Tonghui Road operations, on terms acceptable to the parties thereto.

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Article 23. Modifications. This Contract may be modified only by a written document signed by the legal representatives or authorized representatives of both Party A and Party B and placed on record with the Wuxi municipal government. If additions or changes to the law of the PRC made after the effectiveness of this Contract cause this Contract to be contrary to law, the Parties shall negotiate and agree to any amendments necessary to make this Contract consistent with such law, but also as consistent as possible with the original intent of the Parties as expressed in this Contract.

Article 24. Extensions. Party B may apply to Party A for an extension of the Land Use Right for the period following the expiration of the original Term, provided Party B applies at least [ * * * ] prior to the expiration of the Term. Party A shall approve such application unless Party A determines it is necessary to withdraw the Land Use Right for the requirements of the public interest. If Party A approves the extension, the Parties shall negotiate and confirm in writing the terms of the extension (such as duration, Grant Fee, and other terms and conditions) in a new Contract for Grant of State-Owned Land Use Right, which shall be signed and registered in the same form as this original Contract. Subject to the then effective laws and regulations, the terms of the new contract shall be no less favorable to Party B than those set forth in this Contract.

Article 25. Re-Acquisition by Party A. Upon expiration of the Term, if Party B does not apply for an extension as provided in Article 24, or if Party A properly denies such application for the reason provided in Article 24, Party B shall surrender the Certificate of Land Use Right and in accordance with relevant regulations apply for the registration of its cancellation. Party A shall then have the right to re-claim the Land Use Right on behalf of the State. If Party A acquires the Land Use Right to the Land pursuant to this Article 25, Party A shall also re-claim ownership of all buildings erected on the Land, together with all appurtenances thereto.

Chapter 6 Force Majeure

Article 26. Force Majeure. Neither Party shall be liable to the other by reason of any failure or delay in performance of this Contract (including the payment of any amount hereunder) if the failure or delay arises out of severe weather, fires, strikes, delay in transportation, war, disease, labor issues, change of regulations or laws of government or any other cause beyond the reasonable control or foreseeability of the Party claiming excuse for the failure or delay, only for as long as the event of force majeure continues. The provisions of this Chapter 6 apply to all of the provisions of this Contract, even though this Chapter is specifically mentioned only in some of those provisions.

Article 27. Efforts and Notification. Both Parties shall make every reasonable effort to prevent and reduce the loss resulting from an event of force majeure. A Party claiming excuse pursuant to Article 26 shall notify the other Party by mail or fax within 72 hours following such Party becoming aware of the event of force majeure (unless the event of force majeure itself makes such notice unduly burdensome, in which case notice shall be given as soon as practically possible), and shall within seven days thereafter provide detailed

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information about the event of force majeure and the affected Party’s plans for resuming performance of this Contract. If an event of force majeure continues for a total of 120 days, either Party may terminate this Contract, in which case the Parties shall be returned to the positions they were in prior to the signing of this Contract, including, without limitation, return of all amounts of the Grant Fee previously paid by Party B to Party A.

Chapter 7 Default Responsibility

Article 28. Payment Default by Party B.

(1)	If Party B fails to make a payment owing under this Contract as and when due, the late payment shall bear a default charge of 0.05% of the amount of the late payment per day beginning with the day following the date such payment was due.

(2)	Party A may terminate this Contract and withdraw the Land Use Right for the Land if Party B fails to make any payment of the Grant Fee required hereunder and such failure continues for six (6) months from the date such payment was due. If Party A terminates this Contract pursuant to this paragraph, Party B shall have no right to claim return of the initial payment described in paragraph (1) of Article 9, but shall otherwise be entitled to the return of all amounts paid, less the amount by which Party B’s failure has damaged Party A, as determined by agreement of the Parties or in a proceeding described in Article 34.

(3)	The provisions in this Article 28 concerning Party A’s right of claim for default charges and termination of contract shall not apply with respect to any payment concerning which Party B has a good faith dispute with Party A, provided that (a) Party B is actively pursuing resolution of the dispute through the procedures described in Article 34, and (b) Party B has paid all undisputed amounts owing to Party A. This Article 28 is subject to the force majeure provisions of Chapter 6. Termination of the Land Use Right pursuant to this Article 28 shall not be effective until finally determined pursuant to the dispute procedures described in Article 34.

(4)	Nothing in this Article 28 shall limit Party A’s access to any other right or remedy available under applicable law.

Article 29. Delivery Default by Party A.

(1)	If Party A fails to deliver access to and use of the Land, or fails to deliver the Certificate of Land Use Right, in the manner and at the times required in this Contract, or by failing to fulfill its obligations within its administrative authority, impedes Party B’s progress in the construction on the Land, Party A shall pay to Party

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B the amount of 0.05% of all payments of the Grant Fee paid by Party B as of the applicable date per day of delay.

(1)	If a failure by Party A described in paragraph (1) of this Article 29 continues for more than six (6) months, or if any representation or warranty made by Party A in this Contract is determined to be incorrect in any material respect, Party B may terminate this Contract and the Land Use Right, and Party A shall return to Party B all amounts paid to Party A plus an additional amount equal to the earnest money paid as described in paragraph (1) of Article 9.

(1)	This Article 29 is subject the force majeure provisions of Chapter 6. Termination of the Contract pursuant to this Article 29 shall not be effective until finally determined pursuant to the dispute procedures described in Article 34.

(1)	Nothing in this Article 29 shall limit Party B’s access to any other right or remedy available under applicable law.

Article 30. Construction Delay by Party B.

(1)	If Party B fails to commence construction of the Project on the Land within [ * * * ] following the date required for commencement pursuant to Article 15, Party B shall pay to Party A an amount equal to [ * * * ] of the Grant Fee as a vacancy fee. If such failure continues for [ * * * ] , Party A may terminate this Contract and re-claim the Land Use Right for the Land, in which case Party B shall have no right to claim return of the earnest money described in paragraph (1) of Article 9, but shall otherwise be entitled to return of all amounts paid, less the amount by which Party B’s failure has damaged Party A, as determined in a proceeding described in Article 34.

(2)	This Article 30 shall not apply to the extent the delay is caused, directly or indirectly, by an event of force majeure (as described in Chapter 6), the actions of Party A or any other government agency, or the failure of necessary pre-construction preparations at the Land to be completed that are not the responsibility of Party B. Termination of the Land Use Right pursuant to this Article 30 shall not be effective until finally determined pursuant to the dispute procedures described in Article 34.

(3)	Nothing in this Article 30 shall limit Party A’s access to any other right or remedy available under applicable law.

Article 31. Indemnification. Subject to the other provisions of this Chapter 7:

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(1)	Party B shall be liable to Party A for any damage or loss directly arising out of Party B’s breach of any of its representations, warranties, covenants or other obligations under this Contract, and Party B shall indemnify and hold Party A harmless from and against any and all claims of third parties arising therefrom.

(2)	Party A shall be liable to Party B for any damage or loss directly arising out of Party A’s breach of any of its representations, warranties, covenants or other obligations under this Contract, and Party A shall indemnify and hold Party B harmless from and against any and all claims of third parties arising therefrom. For the purpose of this Article 31(2), Party B shall be deemed to include Party B and its successors, corporate parent, affiliates, officers, directors, agents and employees.

(3)	If Party A or Party B fails materially to perform any of its obligations under this Contract, the other Party shall be entitled to suspend its performance until the failure is cured; and the non-failing Party may terminate this Contract if the other Party’s failure continues uncured for more than six (6) months following notice of the failure from the non-failing party.

(4)	The above notwithstanding, neither party shall be liable for incidental and consequential damages.

Chapter 8 Notification and Explanation

Article 32. Notices. Any notice, waiver, consent or other communication required or permitted under this Contract must be in writing and must be sent by hand delivery, fax, regular postal service or internationally recognized courier service (such as FedEx, UPS and DHL), provided that any such method utilized to give notice must be able to produce written receipt of delivery. Such notices, waivers, consents or other communications sent shall be effective when delivered or when delivery is refused, regardless of the method of delivery used. The addresses and fax numbers to be used shall be those set forth at the beginning of this Contract, unless one Party changes its address and/or fax number by sending a notice of such change in the manner required by this Article 32.

Chapter 9 Applicable Laws and Disputes Settlement

Article 33. Governing Law. The formation, validity, interpretation and performance of, and the resolution of disputes arising from, this Contract shall be governed by the laws of the PRC.

     Article 34. Dispute Resolution. Any dispute, controversy or claim arising out of or in connection with this Contract shall first be attempted to be settled through friendly

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consultations between Party A and Party B. If settlement is not reached within ninety (90) days, the dispute, controversy or claim shall be finally resolved through the China International Economic and Trade Arbitration Commission Shanghai Sub-Commission (“CIETAC”), in accordance with its rules, whose decision is final and binding upon both Party A and Party B. There shall be three arbitrators. Party A shall choose one arbitrator, Party B shall choose one arbitrator, and the two arbitrators so chosen shall choose the third. If the two arbitrators chosen by the Parties are unable to agree upon the selection of a third arbitrator, the third arbitrator shall be chosen by the Secretary-General of CIETAC. The arbitration will be conducted in both English and Chinese languages. The Parties hereby irrevocably waive their rights to contest, dispute or otherwise oppose the recognition and enforcement of the arbitral award by CIETAC in any proceedings, on the grounds of “invalidity” of the arbitration agreement or the grounds of CIETAC’s lack of authority or jurisdiction to settle the dispute. The losing Party shall bear all the arbitration fees and any reasonable costs and expenses arising therefrom; provided, however, that if the arbitrators determine that both Parties were at fault, the arbitrators shall apportion responsibility for such costs and expenses between the Parties based on each Party’s comparative responsibility as determined by the arbitrators.

Chapter 10 Miscellaneous

Article 35. Approval of Land-Use Plan. The plan of grant for the Land must receive the approval of the Municipal People’s Government of Wuxi.

Article 36. Counterparts. This Contract shall be signed in six copies, three copies for Party A, three copies for Party B.

Article 37. Entire Agreement. The Appendices identified below the signatures are an integral part of this Contract and have the same effectiveness as this Contract. This Contract, with the Appendices, is a total of 32 pages. This Contract, including the Appendices, constitutes the entire agreement and understanding of the Parties with respect to the transaction described herein.

Article 38. Language. This Contract has been negotiated and prepared in both the Chinese and English languages. Care was taken to ensure that the two versions have the same meaning. Each language shall be equally authoritative.

Article 39. Time. It is a fundamental condition of this Contract that the Parties must perform their obligations within the time periods required hereunder.

Article 40. Publicity. Neither Party shall issue or permit to be issued any public statement, press release, advertisement or literature of any kind, or conduct or permit to be conducted any interview or news conference, referring to the other party its participation in the negotiation or existence of this Agreement or the transaction contemplated in this Contract, or disclosing any confidential or proprietary information of such other party without the prior written approval of such other party. For the purpose of this Agreement,

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any reference to Party B shall include Party B itself, Genencor International, Inc., or any of its affiliates.

Article 41 Successors in Interest. The rights and obligations of a party shall become the rights and obligations of any successor in interest to such party, including with respect to Party A, any governmental entity or bureau assuming Party A’s responsibilities.

Article 42. Interpretation Rules.

(1)	The defined terms used in this Contract apply equally to both the singular and plural forms of the terms defined (This paragraph applies only to English Version).

(2)	References in this Contract to Chapters and Articles are references to the Chapters and Articles of this Contract, unless the particular reference otherwise provides by citing a different document. References to paragraphs shall be references to the indicated paragraph of the same Article in which the reference appears, unless the reference otherwise provides by citing to a different Article within this Contract or some other document.

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Article 43. Date and Place of Signing. This Contract is signed on January 5, 2005, in Wuxi, Jiangsu Province, People’s Republic of China.

Party A:	Party B:
Wuxi Land Resource Administration Bureau	Genencor (Wuxi) Bio-Products
No. 5 Tianshan Road	27 Tonghui Road (West)
Wuxi City, Jiangsu Province,	Wuxi City, Jiangsu Province
PRC 214028	PRC 214035

Authorized Representative:	Legal Representative:
Dai Yueming	John J. Gell, Chairman

Signature:	/s/ Dai Yueming	Signature:	/s/ John J. Gell

Tel: (0510) 521-0094	Tel: (0510) 370-9751
Fax: (0510) 521-0994	Fax: (0510) 307-9726

Account Information:

Wuxi New District Land and Building
Administration Bureau Agricultural Bank
WND Sub-branch

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Appendices

Appendix A	Land Map

Appendix B	Party A’s Disclosure Schedule

Appendix C	Party B’s Disclosure Schedule

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APPENDIX A

Land Map

[OMITTED]

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APPENDIX B

Party A’s Disclosure Schedule

None

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APPENDIX C

Party B’s Disclosure Schedule

Party B must obtain the approval of the approving authority as duly designated by the Ministry of Commerce, and verification and endorsement of local development and reform authority as duly designated by the National Development and Reform Commission for the construction of the new facility on the Land and for any increase to Party B’s registered capital required by the project. If the approval for the proposed increase of investment exceeds the approval authority granted to local approving authority and Jiangsu Commission for Foreign Trade and Economic Relations, Party B will also require approval from the State.

Party B must obtain construction permits and approvals ordinarily required for construction projects.